Exhibit 99.2

AVALONBAY COMMUNITIES, INC.

Officer Severance Plan

(As adopted September 9, 1999 and amended and restated November 18, 2008 and further amended and restated November 9, 2011
and as further amended and restated on February 11, 2015)

1.                                      Purpose.  AvalonBay Communities, Inc. (the “Company”) considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel.  The Board of Directors of the Company (the “Board”) recognizes, however, that, as is the case with many publicly held corporations, the possibility of a Sale Event (as defined in Section 2 hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.  Therefore, the Board has determined that the AvalonBay Communities, Inc. Officer Severance Plan (the “Plan”) should be adopted to reinforce and encourage the continued attention and dedication of the Covered Employees (as defined below) to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Sale Event.  The term “Covered Employee” means any officer of the Company holding the position of Vice President or a more senior title (each, a “Covered Employee”).  Nothing in this Plan shall be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Covered Employee and the Company or any of its subsidiaries or affiliates (together with the Company, the “Employers”), the Covered Employee shall not have any right to be retained in the employ of the Employers.

2.                                      Sale Event.  For purposes of this Plan, a “Sale Event” shall mean the occurrence of any one of the following events:

(a)                                 the sale of all or substantially all of the assets of the Company on a consolidated basis to one or more unrelated persons or entities, or

(b)                                 the sale or other transfer of all or substantially all of the shares of common stock of the Company to one or more unrelated persons or entities (including by way of a merger, reorganization or consolidation in which the outstanding shares of common stock of the Company are converted into or exchanged for securities of the successor entity) where the stockholders of the Company, immediately prior to such sale or other transfer, would not, immediately after such sale or transfer, beneficially own shares representing in the aggregate more than fifty percent (50%) of the voting shares of the acquirer or surviving entity (or its ultimate parent corporation, if any).  For this purpose, only voting shares of the acquirer or surviving entity (or its ultimate parent, if any) received by stockholders of the Company in exchange for the common stock of the Company shall be counted, and any voting shares of the acquirer or surviving entity (or its ultimate parent, if any) already owned by stockholders of the Company prior to the transaction shall be disregarded.

3.                                      Terminating Event.  A “Terminating Event” shall mean the termination of employment of a Covered Employee by reason of any of the events provided in this Section 3 occurring in connection with or within twenty-four (24) months following a Sale Event:

(a)                                 termination by the Employers of the employment of the Covered Employee with the Employers for any reason other than (i) for Cause or (ii) as a result of the death or disability (as determined under the Employers’ then existing long-term disability coverage) of such Covered Employee.  “Cause” shall have the meaning set forth in the Company’s Amended and Restated 2009 Stock Option and Incentive Plan, as the same may be amended from time to time (the “Stock Plan”), or any successor plan to the Stock Plan.

A Terminating Event shall not be deemed to have occurred pursuant to this Section 3(a) solely as a result of the Covered Employee becoming an employee of any direct or indirect successor to the business or assets of any of the Employers, rather than continuing as an employee of the Employers following a Sale Event; or

(b)                                 termination by the Covered Employee of the Covered Employee’s employment with the Employers for Good Reason.  “Good Reason” shall have the meaning set forth in the Stock Plan or any successor to the Stock Plan.

4.                                      Special Termination Benefits.  In the event a Terminating Event occurs with respect to a Covered Employee and subject to the provisions of Section 14,

(a)                                 the Employers shall pay to the Covered Employee an amount equal to all accrued but unpaid annual base salary earned through such Covered Employee’s Date of Termination.  In addition, if as of the Date of Termination the Covered Employee has not yet been paid or awarded the annual cash bonus and annual long term incentive award (e.g., restricted stock in respect of the prior year’s performance) he earned for the prior year (e.g., if the termination occurs in January so that bonuses in respect of the prior year have not yet been paid), such compensation shall also be paid.  Said amounts shall be paid in cash in one lump sum payment no later than sixty (60) days following the Date of Termination; and

(b)                                 the Employers shall pay to the Covered Employee an amount equal to the sum of the following:

(i)                                     a cash payment representing the product of (A) the sum of the Covered Employee’s annual cash bonus at target plus the dollar value of the Covered Employee’s annual long-term incentive award at target (i.e., any new equity award such as restricted stock that would in the ordinary course have first been awarded promptly following the end of the current year based on an evaluation of the current year’s performance, and not including any multi-year performance awards), multiplied by (B) a fraction, the numerator of which is the number of days from the beginning of the calendar year through the Covered Employee’s Date of Termination and the denominator of which is 365; and

(ii)                                  a multiple of the Covered Employee’s Covered Compensation.  The multiple depends on the Covered Employee’s position.  If the Covered Employee is the Chief Executive Officer, the multiple is three (3); if the Covered Employee is an Executive Vice President or Chief Financial Officer, the multiple is two (2); in all other instances the multiple is one (1) (except that if such Terminating Event is as a result of the Covered Employee being required to relocate his office, and the Covered Employee is a Vice President, the multiple of Covered Compensation referred to in this Section 4(b)(ii) is reduced to one-half (0.5) times).  For this purpose, “Covered Compensation” shall mean the sum of (A) the Covered Employee’s annual base salary on the Date of Termination plus (B) the average of the Covered Employee’s annual cash bonuses awarded for the two (2) fiscal years ending before the Date of Termination (provided, however, that if the Covered Employee’s tenure with the Company is such that prior to the Terminating Event the Covered Employee has earned an annual bonus only with respect to the calendar year immediately prior to the Date of Termination, then such annual bonus shall be deemed to have been earned with respect to each of the two (2) calendar years immediately prior to the Date of Termination; and, provided further, however, that if the Covered Employee’s tenure with the Company is such that prior to the Terminating Event the Covered Employee has not earned an annual bonus, then the Covered Employee’s target annual bonus immediately prior to the Terminating Event shall be deemed to have been earned with respect to each of the two (2) calendar years immediately prior to the Terminating Event).

Said amount shall be paid in one lump sum payment no later than sixty (60) days following the Date of Termination; and

(c)                                  if the Employee makes a timely election to continue benefits under COBRA, the Employers shall pay the full premium for such insurance for eighteen (18) months after the Terminating Event or until such earlier date as COBRA benefits cease to be available; and

(d)                                 all outstanding equity awards held by the Covered Employee shall become fully vested and nonforfeitable.  For clarification, it is noted that, in the case of multi-year performance awards whose terms address their treatment in the case of a Sale Event, such terms in the multi-year performance award shall be followed and take precedence over the terms that would otherwise apply, if any, under this Officer Severance Plan.

Notwithstanding the foregoing, cash severance termination benefits required by Section 4 shall be reduced by any amount of cash severance paid or payable to the Covered Employee by the Employers under the terms of any employment agreement or other plan or arrangement providing for cash compensation upon such Covered Employee’s termination of employment (other than payment of accrued vacation benefits and payments under any deferred compensation plan or payment for the value of any equity award).  Other benefits under this Plan shall also be reduced or eliminated to the extent the same benefits are provided to the Covered Employee under other agreements or arrangements.  Therefore, a Covered Employee with an employment agreement or arrangement that provides the same or greater scope and amount of severance benefits than those provided in this Officer Severance Program will receive no payments or benefits under this Officer Severance Program.

5.                                      Limitation.

(a)                                 Anything in this Plan to the contrary notwithstanding, in the event that any compensation, payment or distribution by the Employers to or for the benefit of a Covered Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, (the “Severance Payments”), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the following provisions shall apply to such Covered Employee:

(i)                                     If the Severance Payments, reduced by the sum of (1) the Excise Tax and (2) the total of the Federal, state, and local income and employment taxes payable by the Covered Employee on the amount of the Severance Payments which are in excess of the Threshold Amount, are greater than or equal to the Threshold Amount, the Covered Employee shall be entitled to the full benefits payable under this Plan.

(ii)                                  If the Threshold Amount is less than (x) the Severance Payments, but greater than (y) the Severance Payments reduced by the sum of (1) the Excise Tax and (2) the total of the Federal, state, and local income and employment taxes on the amount of the Severance Payments which are in excess of the Threshold Amount, then the benefits payable under this Plan shall be reduced (but not below zero) to the extent necessary so that the maximum Severance Payments shall not exceed the Threshold Amount.  In such event, the payments shall be reduced in the following order: (A) cash payments not subject to Section 409A of the Code; (B) cash payments subject to Section 409A of the Code; and (D) non-cash form of benefits.  To the extent any payment is to be made over time, then the payment shall be reduced in reverse chronological order.

For the purposes of this Section 5, “Threshold Amount” shall mean three (3) times the Covered Employee’s “base amount” within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder less one dollar ($1.00); and “Excise Tax” shall mean the excise tax imposed by Section 4999 of the Code, or any interest or penalties incurred by the Covered Employee with respect to such excise tax.

(b)                                 The determination as to which of the alternative provisions of Section 5(a) shall apply to the Covered Employee shall be made by such nationally recognized accounting firm as may at that time be the Company’s independent public accountants immediately prior to the Sale Event (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Employers and the Covered Employee within fifteen (15) business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Employers or the Covered Employee.  For purposes of determining which of the alternative provisions of Section 5(a) shall apply, the Covered Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of the Covered Employee’s residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.  Any determination by the Accounting Firm shall be binding upon the Employers and the Covered Employee.

6.                                      Withholding.  All payments made by the Employers under this Plan shall be net of any tax or other amounts required to be withheld by the Employers under applicable law.

7.                                      Notice and Date of Termination; Etc.

(a)                                 Notice of Termination.  Any purported termination by the Employer of a Covered Employee’s employment (other than by reason of death) in connection with or within twenty-four (24) months following a Sale Event shall be communicated by written Notice of Termination from the Employers to the Covered Employee in accordance with this Section 7.  For purposes of this Plan, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Plan relied upon and the Date of Termination.  Further, a Notice of Termination for Cause is required to include a written explanation as to the basis for such termination.

(b)                                 Date of Termination.  “Date of Termination,” with respect to any purported termination of a Covered Employee’s employment by the Employers in connection with or within twenty-four (24) months after a Sale Event, shall mean the date specified in the Notice of Termination which, in the case of a termination by the Employers other than a termination for Cause (which may be effective immediately), shall not be less than thirty (30) days after the Notice of Termination is given.  Notwithstanding Section 3(a) of this Plan, in the event that a Covered Employee gives a Notice of Termination to the Employers, the Employers may unilaterally accelerate the date of termination of such Covered Employee and such acceleration shall not constitute an independent Terminating Event for purposes of Section 3(a) of this Plan or a violation of the preceding sentence (i.e., the Covered Employee will be entitled to severance payments and benefits hereunder only if such Covered Employee’s Notice of Termination was with respect to a termination for Good Reason).

(c)                                  No Mitigation.  The Covered Employee is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Covered Employee by the Employers under this Plan.  Further, the amount of any payment provided for in this Plan shall not be reduced by any compensation earned by the Covered Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Covered Employee to the Employers, or otherwise.

8.                                      Resolution of Disputes; Procedures and Scope of Arbitration.

(a)                                 All controversies and claims arising under or in connection with this Plan or relating to the interpretation, breach or enforcement thereof and all other disputes between a Covered Employee and the Company, shall be resolved by expedited, binding arbitration, to be held in California or Virginia, as selected by the Covered Employee, in accordance with the applicable rules of the American Arbitration Association governing employment disputes.  In any proceeding relating to the amount owed to a Covered Employee in connection with his termination of employment, it is the contemplation under this Plan that the only remedy that the arbitrator may award in such a proceeding is an amount equal to the termination payments and benefits required to be provided under the applicable provisions of Section 4 and, if applicable, Section 5 hereof, to the extent not previously paid, plus the costs of arbitration and the Covered Employee’s reasonable attorneys fees and expenses as provided below.  Any award made by such arbitrator shall be final, binding and conclusive on the Company and the Covered Employee for all purposes, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(b)                                 Except as otherwise provided in this paragraph, each party shall pay the cost of his or its own legal fees and expenses incurred in connection with an arbitration proceeding.  Provided an award is made in favor of the Covered Employee in such proceeding, all of his reasonable attorneys fees and expenses incurred in pursuing or defending such proceeding shall be promptly reimbursed to the Covered Employee by the Company within five (5) days of the entry of the award. Any award of reasonable attorneys’ fees shall take into account any offer of the Company, such that an award of attorneys’ fees to the Covered Employee may be limited or eliminated to the extent that the final decision in favor of the Covered Employee does not represent a material increase in value over the offer that was made by the Company during the course of such proceeding.  However, any elimination or limitation on attorneys’ fees shall only apply to those attorneys’ fees incurred after the offer by the Company.

(c)                                  In any case where the Company or any other person seeks to stay or enjoin the commencement or continuation of an arbitration proceeding, whether before or after an award has been made, or where a Covered Employee seeks recovery of amounts due after an award has been made, or where the Company brings any proceeding challenging or contesting the award, all of a Covered Employee’s reasonable attorney’s fees and expenses incurred in connection therewith shall be promptly reimbursed by the Company to the Covered Employee, within five (5) days of presentation of an itemized request for reimbursement, regardless of whether the Covered Employee prevails and regardless of the forum in which such proceeding is brought.

9.                                      Benefits and Burdens.  This Plan shall inure to the benefit of and be binding upon the Employers and the Covered Employees, their respective successors, executors, administrators, heirs and permitted assigns.  In the event of a Covered Employee’s death after a Terminating Event but prior to the completion by the Employers of all payments due him under this Plan, the Employers shall continue such payments to the Covered Employee’s beneficiary designated in writing to the Employers prior to his death (or to his estate, if the Covered Employee fails to make such designation).

10.                               Enforceability.  If any portion or provision of this Plan shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Plan, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Plan shall be valid and enforceable to the fullest extent permitted by law.

11.                               Waiver.  No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party.  The failure of any party to require the performance of any term or obligation of this Plan, or the waiver by any party of any breach of this Plan, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

12.                               Notices.  Any notices, requests, demands, and other communications provided for by this Plan shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to a Covered Employee at the last address the Covered Employee has filed in writing with the Employers, or to the Employers at their main office, attention of the Board of Directors.

13.                               Effect on Other Plans.  Nothing in this Plan shall be construed to limit the rights of the Covered Employees under the Employers’ benefit plans, programs or policies.

14.                               Nature of Payments; Requirement for Release, Confidentiality and Non-Solicitation Agreement.  The amounts due pursuant to this Plan, except for payment of accrued base salary through the Date of Termination, are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.  As a condition to making the payments and providing the benefits required hereby, a Covered Employee is required to execute and deliver to the Company a Release and a Non-Solicitation Agreement (as such terms are defined below), and the Covered Employee is required to acknowledge in writing that he or she is resigning as an officer from the Company and as a director and officer of any subsidiary of the Company for which the Covered Employee serves in such capacity, before any amounts or benefits under this Plan are paid or provided.  A “Release” shall mean a written release of all employment-related claims by Covered Employee of the Company in a form and manner reasonably satisfactory to the Company.  Such Release shall in all events preserve Covered Employee’s continuing rights under this Plan except with respect to any amount paid prior to or simultaneously with the execution of such Release, in which event Covered Employee shall acknowledge receipt of such amount and (if such is the case) that such amount was properly calculated and is in full satisfaction of the Company’s obligation to pay such amount. “Non-Solicitation Agreement” means an agreement of Covered Employee with the Company that Covered Employee shall not, without the prior written consent of the Company for a period of one year following the Covered Employee’s date of termination, solicit or attempt to solicit for employment with or on behalf of any corporation, partnership, venture or other business entity, any employee of the Company or any of its affiliates or any person who was formerly employed by the Company or any of its affiliates within the preceding six (6) months, unless such person’s employment was terminated by the Company or any of such affiliates.  Subject to the foregoing, payments will be made as soon as reasonably practicable (as determined by the Company) after the Covered Employee’s execution of the Release and Non-Solicitation Agreement and the lapse of any required revocation period but in all events such payments shall be made on or before the sixtieth (60th) day after the Covered Employee’s Date of Termination (or Sale Event if the Terminating Event occurs before the Sale Event), except that if such 60-day period begins in one calendar year and ends in a second calendar year, such payment in all events will occur during the second calendar year and within such 60-day period.

15.                               Amendment or Termination of Plan.  The Company may at any time or from time to time amend or terminate this Plan, but no such amendment or termination that has an adverse impact on a Covered Employee will be effective with respect to that Covered Employee (i) if a Sale Event occurs within the six months following such amendment or termination of the Plan, or (ii) during the twenty-four (24) month period following a Sale Event.

16.                               Governing Law.  This Plan shall be construed under and be governed in all respects by the laws of the State of Maryland.

17.                               Obligations of Successors.  In addition to any obligations imposed by law upon any successor to the Employers, the Employers will use their best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Employers to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Employers would be required to perform if no such succession had taken place.

18.                               Section 409A.  Anything in this Plan to the contrary notwithstanding, if at the time of the Covered Employee’s “separation from service” within the meaning of Section 409A of the Code, the Company determines that the Covered Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Covered Employee becomes entitled to under this Plan would be considered deferred compensation subject to the 20 percent additional tax imposed pursuant to Section 409A of the Code as a result of the application of Section 409A(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided prior to the date that is the earlier of (a) six (6) months and one (1) day after the Covered Employee’s separation from service, or (b) the Covered Employee’s death.  Any such delayed cash payment shall earn interest at an annual rate equal to the applicable federal short-term rate published by the Internal Revenue Service for the month in which separation from service occurs, from the date of separation from service until the payment date.  The parties intend that this Plan will be administered in accordance with Section 409A of the Code. The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409(A)-1(h).

Adopted by the Compensation Committee of the Board of Directors:  as of September 9, 1999 and amended and restated on November 18, 2008, effective as of January 1, 2009, and further amended and restated on November 9, 2011, effective as of November 9, 2011, and further amended and restated on February 11, 2016.